Exhibit 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Pathlore Software Corporation and Subsidiaries

Years Ended September 30, 2005 and 2004

Pathlore Software Corporation

and Subsidiaries

Audited Consolidated Financial Statements

As of September 30, 2005 and 2004 and the Three Years Ended September 30, 2005

Report of Independent Auditors

The Board of Directors

Pathlore Software Corporation

We have audited the accompanying consolidated balance sheets of Pathlore Software Corporation and subsidiaries (the Company) as of September 30, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pathlore Software Corporation and subsidiaries at September 30, 2005 and 2004 and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 2005, in conformity with generally accepted accounting principles in the United States.

/s/ Ernst & Young LLP

November 11, 2005

Columbus, Ohio

Pathlore Software Corporation

Consolidated Balance Sheets

(In Thousands, except for share and per share data)

	2004	2005
Assets
Cash and cash equivalents	$4,550	$2,957
Accounts receivable, less allowance for doubtful accounts of $368 in 2004 and $344 in 2005	6,138	7,456
Prepaid expenses and other assets	786	486

Total current assets	11,474	10,899

Equipment and improvements, net	896	633
Goodwill	2,272	2,259
Other intangible assets, net	2,134	1,429
Other assets	319	315

Total assets	$17,095	$15,535

Liabilities, convertible preferred stock and stockholders' deficit
Accounts payable	$194	$1,008
Accrued expenses	2,842	1,794
Deferred revenue	12,221	12,253
Current portion of notes payable	1,980	1,977

Total current liabilities	17,237	17,032
Other liabilities	662	449
Long-term portion of deferred revenue	1,343	1,145
Long-term portion of notes payable	1,954	—
Dividend payable	2,681	3,552

Total liabilities	23,877	22,178

Convertible preferred stock, $.01 par value, 10,000,000 shares authorized, 9,174,312 shares issued and outstanding (aggregate liquidation preference $13,552 in 2005)	10,000	10,000

Stockholders' deficit
Common stock, $.01 par value, 60,000,000 shares authorized, 26,151,372 shares issued and outstanding	262	262
Treasury stock, $.01 par value, 342,857 and 592,857 shares purchased, respectively	(3)	(6)
Additional paid-in-capital	1,375	1,278
Retained deficit	(18,269)	(18,011)
Accumulated other comprehensive loss	(147)	(166)

Total stockholders' deficit	(16,782)	(16,643)

Total liabilities and stockholders' deficit	$17,095	$15,535

See accompanying notes.

Pathlore Software Corporation

Consolidated Statements of Operations

(In Thousands)

	Year Ended September 30,
	2003	2004	2005
Revenues
Software licenses	$8,211	$6,284	$8,061
Services, maintenance and hosting	16,763	16,644	20,442

Total revenues	24,974	22,928	28,503

Cost of revenues	5,196	5,111	7,100

Gross profit	19,778	17,817	21,403

Operating expenses
Research and development	4,510	4,577	5,011
Sales and marketing	7,891	7,999	8,111
General and administrative	4,847	4,938	6,994

Total operating expenses	17,248	17,514	20,116

Operating income	2,530	303	1,287

Interest expense, net	375	255	148

Income before income taxes	2,155	48	1,139
Provision for income taxes	32	27	10

Net income	$2,123	$21	$1,129

See accompanying notes.

Pathlore Software Corporation

Consolidated Statements of Changes in Stockholders' Deficit

(In Thousands, except for share data)

	Common Stock		Treasury Stock		Additional Paid-In-Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balances at September 30, 2002	26,151,372	$262	—	$—	$1,492	$(18,623)	$(83)	$(16,952)
Dividends accrued	—	—	—	—	—	(800)	—	(800)
Net income	—	—	—	—	—	2,123	—	2,123
Other comprehensive loss - translation adjustment	—	—	—	—	—	—	(16)	(16)

Comprehensive income								2,107

Balances at September 30, 2003	26,151,372	262	—	—	1,492	(17,300)	(99)	(15,645)
Dividends accrued	—	—	—	—	—	(990)	—	(990)
Treasury stock purchased	—	—	(342,857)	(3)	(117)	—	—	(120)
Net income	—	—	—	—	—	21	—	21
Other comprehensive loss - translation adjustment	—	—	—	—	—	—	(48)	(48)

Comprehensive loss								(27)

Balances at September 30, 2004	26,151,372	$262	(342,857)	$(3)	$1,375	$(18,269)	$(147)	$(16,782)
Dividends accrued	—	—	—	—	—	(871)	—	(871)
Treasury stock purchased	—	—	(250,000)	(3)	(97)	—	—	(100)
Net income	—	—	—	—	—	1,129	—	1,129
Other comprehensive loss - translation adjustment	—	—	—	—	—	—	(19)	(19)

Comprehensive income								1,110

Balances at September 30, 2005	26,151,372	$262	(592,857)	$(6)	$1,278	$(18,011)	$(166)	$(16,643)

See accompanying notes.

Pathlore Software Corporation

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended September 30
	2003	2004	2005
Operating activities
Net income	$2,123	$21	$1,129
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for allowance for doubtful accounts	132	82	257
Depreciation	650	636	611
Amortization - capitalized software	100	81	14
Amortization - other assets	100	130	705
Loss on disposal of equipment	—	30	—
Changes in operating assets and liabilities:
Accounts receivable	(340)	(726)	(1,575)
Other current assets	(321)	(102)	300
Other assets	(13)	(35)	3
Accounts payable	(139)	(8)	814
Accrued expenses and other liabilities	(25)	(224)	(1,119)
Deferred revenue	86	1,606	(166)

Net cash provided by operating activities	2,353	1,491	973

Investing activities
Capital additions	(487)	(505)	(348)
Purchase of DKSystems, Inc., net	—	(1,418)	(87)

Net cash used in investing activities	(487)	(1,923)	(435)

Financing activities
Principal payments on long-term obligations-Computer Associates	(1,128)	(1,228)	(1,336)
Principal payments on long-term obligations-Shareholder note	(313)	(343)	(90)
Principal payments on long-term obligations-DKSystems note	—	—	(500)
Principal payments on long-term obligations-DKSystems non-compete	—	—	(105)
Treasury shares purchased	—	(120)	(100)

Net cash used in financing activities	(1,441)	(1,691)	(2,131)

Net increase (decrease) in cash	425	(2,123)	(1,593)

Cash at beginning of period	6,248	6,673	4,550

Cash at end of period	$6,673	$4,550	$2,957

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$461	$333	$245
Cash paid during the period for income taxes	$32	$55	$13

See accompanying notes.

Pathlore Software Corporation

Notes to Consolidated Financial Statements

September 30, 2005

1. Significant Accounting Policies

Description of Business

Pathlore Software Corporation and subsidiaries (the Company), headquartered in Columbus, Ohio, is a leading provider of Internet eLearning infrastructure software products and services for the delivery and administration of organizational learning. The Company’s eLearning products enable an organization to manage the enterprise learning function using an integrated Web-solution, an organization’s intranet or a mainframe platform. In addition, the products are used to manage employee training histories which are required for compliance with many federal regulations. The Company also offers a broad range of comprehensive services to assist in the successful implementation of its products, including implementation consulting, product training and hosting.

The Company was incorporated in the state of Delaware in November 1995.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company’s revenue recognition policies conform to the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition as amended by SOP 98-4 and SOP 98-9 and to the Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition. The Company’s determination of fair value of each element in multi-element arrangements is based on vendor-specific objective evidence (VSOE).

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company’s e-Learning contracts are generally perpetual software licenses. Except for DKSystems products, these contracts are generally inclusive of rights to unspecified additional platform versions of the Company’s software. Accordingly, the Company recognizes the license revenue over the period during which the Company is required to provide the additional platform versions beginning in the month when all other revenue recognition criteria have been met. Contracts related to the sale of DKSystems products are generally perpetual software licenses without unspecified additional platform rights and accordingly license revenue is recognized in the month when all other revenue recognition criteria have been met. Contracts for other learning licenses are generally term usage and maintenance contracts providing the right to the software product over the term of the contract for specified amounts. License revenues for these contracts are recognized ratably over the term of the contract. Contract periods typically range from one to five years.

Revenue from hosting services, maintenance and support agreements is deferred and recognized ratably over the period of the agreements. Revenue from implementation, consulting, education/training and other services is recognized as the services are provided. Any retainage amounts associated with a contract is deferred until the contract is completed.

Payment terms generally require payment of the license and first year support fees from the customer 30 days from the effective date of the contract.

Deferred revenue consists of billed license, hosting and support fees to be recognized in future periods.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid short-term investments with insignificant interest rate risk and original maturities from the date of purchase of three months or less.

At September 30, 2005, the Company has letter of credit agreements which pledged cash in the amount of $80,000.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Capitalized Software

The Company capitalizes the cost of purchased software and the qualifying internal software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Cost of purchased software and software development costs (costs incurred after development of a working model) are capitalized and amortized by the straight-line method using estimated useful lives of three and five years or based upon the product’s estimated useful economic life, commencing with product release. Amortization expense was $14,000, $81,000 and $100,000 for the years ended September 30, 2005, 2004 and 2003, respectively. Accumulated amortization was $2,267,000 and $2,253,000 for the years ended September 30, 2005 and 2004, respectively. The net capitalized software asset in other assets was $0 and $14,000 at September 30, 2005 and 2004, respectively.

Equipment and Improvements

Equipment and improvements are carried at cost. Depreciation and amortization, including amortization of assets under capital lease, are calculated using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment	3 years
Other equipment	5 years
Leasehold improvements	7 years
Furniture	10 years

Foreign Operations

The Company’s international operations constitute 6%, 9% and 9% of consolidated revenues for the years ended September 30, 2005, 2004 and 2003, respectively.

Foreign Currency Translation

Assets and liabilities of the Company’s foreign subsidiaries are translated into U.S. dollars at the exchange rate on the balance sheet date. All revenues, costs and expenses are translated using an average exchange rate. The resulting translation adjustments are recorded as an adjustment to accumulated other comprehensive loss.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may differ from actual results.

Fair Value of Financial Instruments and Concentration of Credit Risks

The fair value of financial instruments of the Company approximates the amounts presented in the consolidated balance sheets. Financial instruments that potentially subject the Company to concentrations of risk include cash, cash equivalents and accounts receivable. Management believes the financial risks associated with these financial instruments are minimal.

The Company conducts business with companies in various industries primarily in the United States. The Company performs ongoing credit evaluations, generally does not require collateral and establishes an allowance for doubtful accounts based upon factors surrounding the credit risks of customers, historical trends and other information. To date, such losses have been immaterial.

Goodwill

The Company has classified as goodwill the excess of the acquisition cost over the fair value of the net assets acquired related to the August 2004 acquisition of DKSystems, Inc. (DKSystems), see Note 2. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but rather evaluated for impairment annually or upon the occurrence of certain triggering events. The Company performed its annual impairment test during the fourth quarter of its fiscal year and concluded there was no impairment to goodwill.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Other Long-Lived Assets

The Company continually evaluates the carrying value of the unamortized balances of its long-lived assets to determine whether any impairment of these assets has occurred or whether any revision to the related amortization or depreciation periods should be made. This evaluation is based on management’s projections of the undiscounted future cash flows associated with each asset. If management’s evaluation were to indicate that the carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset to its estimated fair value and expensed through operations.

Income Taxes

The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Treasury Stock

In the fiscal year ended September 30, 2004, the Company entered into an agreement granting a shareholder the ability to sell back up to $120,000 of common shares annually through the fiscal year ended September 30, 2008. Under this agreement, the Company purchased $100,000 and $120,000 worth of shares in the fiscal years ended September 2005 and 2004, respectively.

Related Party Transactions

On August 23, 2003, the Company entered into a note receivable with the Company’s president. The note specified the balance owed accrued interest at a rate of 8.5%. The amount outstanding was $142,000 and $130,000 at September 30, 2005 and 2004, respectively. Subsequent to year end, the note was paid in full.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for its stock-based employee compensation plan under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related Interpretations. The Company has adopted the disclosure-only provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation (FAS 123), as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (FAS 148). Had the company elected to adopt the fair value recognition provisions of FAS 123, pro forma net income and net (loss) would be as follows:

	Years Ended September 30
	2003	2004	2005
Net income, as reported	$2,123,000	$21,000	$1,129,000
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	59,000	5,000	83,000

Pro forma net income	$2,064,000	$16,000	$1,046,000

General and Administrative Expenses

Fiscal 2005 general and administrative expenses include approximately $867,000 of legal and accounting expenses incurred in connection with the acquisition of all the outstanding common and preferred stock of the Company by SumTotal Systems, Inc. (SumTotal) on October 3, 2005 (see Note 13).

Reclassification

Certain 2003 and 2004 amounts have been reclassified to conform to the 2005 presentation.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

2. Acquisition of DKSystems, Inc.

On August 24, 2004, the Company acquired all the stock of DKSystems, a Chicago, Illinois eLearning company. DKSystems offers a suite of learning management products and services that enable companies to automate their learning functions. The results of DKSystems have been included in the accompanying consolidated financial statements since the acquisition date. The aggregate purchase price, net of cash received, was $2,880,000 consisting of $1,418,000 cash, $1,087,000 seller financed debt and $375,000 payable under a consulting and non-compete agreement. A final adjustment to the purchase price was made in fiscal 2005 adjusting the seller financed debt from $1,100,000 to $1,087,000.

The following table summarizes the final purchase price allocation of the assets acquired and liabilities assumed at the date of acquisition:

Accounts receivable	$166,000
Furniture and equipment	60,000
Goodwill	2,259,000
Customer relationships	1,664,000
Non-compete agreement	375,000
Other assets	16,000
Accounts payable and accrued expenses	(229,000)
Accrued severance	(86,000)
Deferred revenue	(732,000)
Lease reserve	(613,000)

$2,880,000

The customer relationships and non-compete intangible assets are being amortized over seven and three years, respectively. The goodwill from this acquisition is not deductible for tax purposes. The lease exit costs represent the net present value of the element of the acquired remaining future lease obligations related to unoccupied office space, net of estimated future sublease income.

3. Convertible Preferred Stock

On August 20, 2001 (Closing Date), the Company issued 9,174,312 shares of its Series A Convertible Preferred Stock, par value $.01 per share (Preferred Stock) in exchange for $10,000,000. The Preferred Stock may be converted at any time by the holders, on a one for one basis into shares of the Company’s common stock, adjusted from time to time to prevent

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

3. Convertible Preferred Stock (continued)

dilution. The Company has reserved 9,174,312 shares of common stock for issuance upon conversion of the Preferred Stock. Each holder of Preferred Stock is entitled to one vote per share of common stock issuable upon conversion of each share of Preferred Stock.

The holders of the Preferred Stock are entitled to cumulative dividends accruing at an annual compounding rate of 8% per annum based on the Preferred Stock’s original value of $1.09 per share, plus accrued and unpaid dividends. The holders of the Preferred Stock are also eligible to participate in all cash dividends declared or paid on the Company’s common stock on a pro rata basis. Dividends on the Preferred Stock will be paid only in cash upon the sale or liquidation of the Company, or in connection with redemption of the Preferred Stock.

Any time after the fifth anniversary of the Closing Date, the majority holders of the Preferred Stock have the right to redeem all of the outstanding Preferred Stock at $1.09 per share, and be paid all accrued and unpaid dividends. Upon such event, the Company is required to make payment on all redeemed Preferred Stock and accrued and unpaid dividends within one year of redemption notification. See the Subsequent Events footnote for additional discussion.

4. Equipment and Improvements

Equipment and Improvements consist of the following:

	September 30
	2004	2005
Leasehold improvements	$365,000	$359,000
Computer equipment	2,621,000	2,411,000
Other equipment and furniture	853,000	618,000
Property held under capital lease	139,000	139,000

	3,978,000	3,527,000
Less accumulated amortization	(93,000)	(139,000)
Less accumulated depreciation	(2,989,000)	(2,755,000)

	$896,000	$633,000

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

5. Leases

The Company has entered into certain operating lease agreements for the rental of office facilities and equipment. Amounts expensed under all operating lease agreements were $2,030,000, $1,677,000 and $1,505,000 for the years ended September 30, 2005, 2004 and 2003, respectively.

Future minimum lease payments under these leases for the next five fiscal years ending September 30, 2010 are $1,347,000, $440,000, $450,000, $454,000, and $306,000, respectively.

6. Other Intangible Assets

Other intangibles are summarized as follows:

	September 30, 2004		September 30, 2005
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-compete agreements	$975,000	$485,000	$975,000	$710,000
Customer relationships	1,664,000	20,000	1,664,000	500,000

	$2,639,000	$505,000	$2,639,000	$1,210,000

The non-compete agreements are amortized using the straight-line method over the life of the agreements which range from three to six years. Customer relationships are being amortized using a declining-balance method to approximate the value to the on-going business over an average expected customer life of seven years. Amortization expense was $705,000, $130,000 and $100,000 for the years ended September 30, 2005, 2004 and 2003, respectively. Estimated amortization expense for the next five fiscal years ending September 30, 2010 is $512,000, $387,000, $204,000, $154,000, and $116,000, respectively.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

7. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities are as follows:

	September 30
	2004	2005
Accrued compensation and other related payroll expenses	$1,514,000	$942,000
Termination obligation	90,000	—
Short term portion of lease reserve	186,000	106,000
Short term portion of non-compete agreement	125,000	125,000
Other	927,000	621,000

Total accrued expenses	$2,842,000	$1,794,000

Long term portion of lease reserve	$412,000	$305,000
Long term portion of non-compete agreement	250,000	144,000
Dividends accrued	2,681,000	3,552,000

Total other liabilities	$3,343,000	$4,001,000

In fiscal 2001, the Company entered into a termination agreement with a shareholder providing for forty-four monthly fixed payments including principle and interest of $30,000 on an annual interest rate of 8%. There is no remaining unpaid obligation at September 30, 2005. The lease reserve and non-compete agreement liabilities represent the remaining obligations at September 30, 2005 that were recognized in connection with the DKSystems acquisition (see Note 2).

8. Employee Benefits Plan

The Company has 401k plans that covers substantially all employees of the Company. Under the 401(k) plans, participating employees may defer a portion of their pretax earnings subject to an annual contribution limit. The Company contributes to the plans based upon employee contributions and may make additional contributions at the discretion of the Board of Directors. The Company made contributions to the plans of $262,000, $221,000 and $266,000 in fiscal year 2005, 2004 and 2003, respectively.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

9. Long-Term Debt

Operations of the Company began on November 13, 1995 when the Company entered into a purchase agreement (Asset Purchase Agreement) for the acquisition of certain intellectual property and other assets from Legent Corporation (Legent), which is a wholly owned subsidiary of Computer Associates International, Inc. (CA). In conjunction with the acquisition, the Company was required to make quarterly royalty payments to Legent for a seven year period from the date of acquisition, based on cash receipts derived from the sale of software products and maintenance revenues.

The agreement to make royalty payments was amended as of July 31, 2000 to provide for 24 quarterly fixed payments including principal and interest in the amount of $383,000. As of September 30, 2005, the debt pertaining to the amended agreement was $1,475,000 in current liabilities based on an annual interest rate of 8.5%. Approximately $178,000, $288,000 and $389,000 of related interest expense was recognized in the years ended September 30, 2005, 2004, and 2003, respectively.

The Legent obligation is secured by the rights to the software owned by the Company. The Asset Purchase Agreement also imposes a restriction on the declaration and payment of any cash dividends or a distribution of any kind with respect to any class of the Company’s capital stock, other than a dividend payable in capital stock of the Company and dividends payable with respect to the Preferred Stock.

The current portion of notes payable at September 30, 2005 includes $502,000 related to the acquisition of DKSystems, Inc. payable at the second anniversary date of the August 24, 2004 closing date. The purchase price payable accrues interest at the prime rate at the closing date of the acquisition which was 4.5%.

All of the Company’s long-term debt matures during the fiscal year ending September 30, 2006.

10. Line of Credit

During fiscal 2003, 2004 and 2005, the Company had a revolving line of credit for the borrowings of up to $2,500,000 based on certain eligible accounts receivable balances. The line expired during the fiscal year ended September 30, 2005 and was not renewed. During the years ended September 30, 2005, 2004 and 2003, there were no borrowings on the line of credit.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

11. Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company’s domestic net deferred tax liabilities and assets as of September 30, 2004 and 2005 are as follows:

	September 30
	2004	2005
Deferred tax assets:
Purchased research and development amortization	$1,530,000	$1,281,000
Deferred revenue	1,591,000	1,519,000
Allowance for doubtful accounts	144,000	135,000
Accrued expenses	140,000	103,000
Domestic net operating loss carryforwards	1,218,000	1,527,000
Tax over book depreciation	46,000	81,000
Research and development credit	121,000	121,000
Other	159,000	370,000

Total deferred tax assets	4,949,000	5,137,000

Deferred tax liabilities:
Prepaid expenses	34,000	10,000
Tax over book interest expense on note payable	32,000	10,000

Total deferred tax liabilities	66,000	20,000

Net deferred tax assets	4,883,000	5,117,000
Valuation allowance	(4,883,000)	(5,117,000)

Net deferred taxes	$—	$—

Due to uncertainty surrounding the realization of favorable tax attributes in future tax returns, at September 30, 2004 and 2005, all of the net deferred tax assets have been offset by a valuation allowance.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

Domestic income before income taxes was $423,000, $121,000 and $1,851,000 for the years ended September 30, 2005, 2004 and 2003, respectively. As a result of the reduction in the deferred tax valuation allowance, no provision has been provided in 2005, 2004 and 2003 for domestic federal income taxes.

At September 30, 2005, the Company has net domestic operating loss carryforwards of approximately $3,817,000 for tax reporting purposes which expire in 2017. These carryforwards are available to reduce the provision for income taxes in future years. The tax provision recognized in the statement of operations represents deminimus state, local and certain foreign income taxes.

Approximately $500,000 of the net operating losses is limited under Section 382 of the Internal Revenue Code.

The income (loss) before taxes and the deferred taxes of the Company’s foreign subsidiaries are not material to the Company’s financial statements. At September 30, 2005, the net operating loss carryforward deferred tax benefit of foreign subsidiaries was $633,000 which has been fully offset by valuation allowances.

12. Stock Options

The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

On November 1, 1996, the Board of Directors approved the Pathlore Software Corporation 1996 Stock Incentive Plan (1996 Plan) for officers and key employees of the Company and its subsidiaries. The 1996 Plan authorizes the granting of stock options or stock appreciation rights. The number of shares reserved and available for issuance under grants for stock options and stock appreciation rights is 2,736,000 shares of common stock. All stock options are granted at exercise prices not less than the fair market value of the common shares at the date of the grant. As of September 30, 2005, the Company has 761,328 additional options reserved for issuance under the 1996 Plan.

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

12. Stock Options (continued)

Pro forma information regarding net income and earnings per share, as presented in Note 1, is required by FAS 123, as amended by FAS 148, and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123 as of its effective date. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions for fiscal year 2003, 2004 and 2005 grants:

	Year Ended September 30,
	2003	2004	2005
Expected Dividend Yield	.00%	.00%	.00%
Expected Stock Price Volatility	.10	.10	.10
Risk Free Interest Rate	3.84%	4.03%	4.25%
Expected Life of Options	7 years	7 years	7 years

A summary of the Company’s stock option activity during fiscal year 2003, 2004 and 2005, and related information follows:

	2003		2004		2005
	Options	Weighted -Average Exercise Price	Options	Weighted -Average Exercise Price	Options	Weighted -Average Exercise Price
Outstanding – Beginning of year	1,658,231	$1.22	1,623,859	$1.22	1,640,371	$1.21
Granted	72,000	1.09	280,012	1.09	486,261	1.09
Exercised	—	—	—	—	(453)	2.22
Forfeited	(106,372)	1.16	(263,500)	1.09	(151,960)	1.29

Outstanding – End of year	1,623,859	$1.22	1,640,371	$1.21	1,974,219	$1.17

Exercisable – End of year	1,121,325	$1.12	1,265,759	$1.24	1,685,449	$1.18

Weighted – Average fair value of options granted during the year	$.25		$.26		$.28

Pathlore Software Corporation

Notes to Consolidated Financial Statements (continued)

12. Stock Options (continued) (continued)

Stock options generally vest over a three to five year period. The exercise prices for options outstanding as of September 30, 2005 ranged from $.83 to $2.22. The weighted–average remaining contractual life of those options is 5.42 years.

13. Subsequent Events - Unaudited

On October 3, 2005, SumTotal acquired all the outstanding common and preferred stock of the Company. Upon completion of the acquisition, Pathlore Software Corporation ceased to exist and SumTotal continues as the surviving entity. SumTotal is a provider of learning and business performance technologies and services and deploys mission-critical solutions that align learning with organizational and business goals.

The preliminary aggregate purchase consideration was $49,819,000 consisting of $29,257,000 in cash and 4,000,000 shares of SumTotal common stock.

As a prerequisite to the closing, all outstanding options were fully vested immediately prior to the closing and 512,388 options were exercised via a cashless exercise and converted to 78,396 shares of Pathlore common stock. This common stock was exchanged for SumTotal Systems Corporation common stock as part of the acquisition consideration.

In addition, the outstanding note to Computer Associates was paid in full including principal and accrued interest of $1,475,000 and unaccrued interest of $58,000.